Exhibit 99.1

Selected Financial Data

The following table sets forth selected historical consolidated data for PHI as of December 31, 2009, 2008, 2007, 2006, and 2005, derived from PHI’s audited financial statements. The data set forth below should be read in conjunction with, and is qualified in its entirety by reference to, PHI’s financial statements and notes set forth in Exhibit 99.3 of this Form 8-K, and PHI’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” set forth in Exhibit 99.2 of this Form 8-K.

PEPCO HOLDINGS CONSOLIDATED FINANCIAL HIGHLIGHTS

	2009		2008		2007		2006		2005
	(in millions, except per share data)
Consolidated Operating Results
Total Operating Revenue	$7,402		$8,059	(c)	$7,613		$6,877		$6,275
Total Operating Expenses	6,754	(a)	7,510		6,953	(e)	6,281	(g)	5,470	(i)(j)(k)
Operating Income	648		549		660		596		805
Other Expenses	321		276		255		252		253
Preferred Stock Dividend Requirements of Subsidiaries	—		—		—		1		3
Income from Continuing Operations Before Income Tax Expense and Extraordinary Item	327		273		405		343		549
Income Tax Expense on Continuing Operations	104	(b)	90	(c)(d)	141	(f)	133		227	(l)
Income from Continuing Operations Before Extraordinary Item	223		183		264		210		322
Extraordinary Item, net of Income Taxes	—		—		—		—		9
Income from Continuing Operations	223		183		264		210		331
Income from Discontinued Operations, net of Income Taxes	12		117		70		38	(h)	40
Net Income	235		300		334		248		371
Earnings Available for Common Stock	235		300		334		248		371

Common Stock Information
Basic Earnings Per Share of Common Stock from Continuing Operations	$1.01		$0.90		$1.36		$1.10		$1.70
Basic Earnings per Share of Common Stock from Extraordinary Item	—		—		—		—		.05
Basic Earnings per Share from Discontinued Operations	.05		0.57		0.36		0.20		0.21
Basic Earnings Per Share of Common Stock	1.06		1.47		1.72		1.30		1.96
Diluted Earnings Per Share of Common Stock from Continuing Operations	1.01		0.90		1.36		1.10		1.70
Diluted Earnings per Share of Common Stock from Extraordinary Item	—		—		—		—		.05
Diluted Earnings per Share from Discontinued Operations	.05		0.57		0.36		0.20		.21
Diluted Earnings Per Share of Common Stock	1.06		1.47		1.72		1.30		1.96
Cash Dividends Per Share of Common Stock	1.08		1.08		1.04		1.04		1.00
Year-End Stock Price	16.85		17.76		29.33		26.01		22.37
Net Book Value per Common Share	19.15		19.14		20.04		18.82		18.88

Weighted Average Shares Outstanding	221		204		194		191		189

Other Information
Investment in Property, Plant and Equipment	$11,431		$10,860		$10,392		$10,003		$9,634
Net Investment in Property, Plant and Equipment	7,241		6,874		6,552		6,317		6,085
Total Assets	15,779		16,133		15,111		14,244		14,039

Capitalization
Short-term Debt	$530		$465		$289		$350		$156
Long-term Debt	4,470		4,859		4,175		3,769		4,203
Current Maturities of Long-Term Debt and Project Funding	536		85		332		858		470
Transition Bonds issued by ACE Funding	368		401		434		464		494
Capital Lease Obligations due within one year	7		6		6		6		5
Capital Lease Obligations	92		99		105		111		117
Long-Term Project Funding	17		19		21		23		26
Non-controlling Interest	6		6		6		24		46
Common Shareholders’ Equity	4,256		4,190		4,018		3,612		3,584

Total Capitalization	$10,282		$10,130		$9,386		$9,217		$9,101

(a)	Includes $40 million ($24 million after-tax) gain related to settlement of Mirant bankruptcy claims.
(b)	Includes a $13 million state income tax benefit (after Federal tax) related to a change in the state income tax reporting for the disposition of certain assets in prior years and a benefit of $6 million related to additional analysis of current and deferred tax balances completed in 2009.
(c)	Includes a pre-tax charge of $124 million ($86 million after-tax) related to the adjustment to the equity value of cross-border energy lease investments, and included in Income Taxes is a $7 million after-tax charge for the additional interest accrued on the related tax obligation.
(d)	Includes $18 million of after-tax net interest income on uncertain and effectively settled tax positions (primarily associated with the reversal of previously accrued interest payable resulting from the tentative settlement with the IRS on the mixed service cost issue and a claim made with the IRS related to the tax reporting for fuel over- and under-recoveries) and a benefit of $8 million (including a $3 million correction of prior period errors) related to additional analysis of deferred tax balances completed in 2008.
(e)	Includes $33 million ($20 million after-tax) from settlement of Mirant bankruptcy claims.
(f)	Includes $20 million ($18 million net of fees) benefit related to Maryland income tax settlement.
(g)	Includes $19 million of impairment losses ($14 million after-tax) related to certain energy services business assets.
(h)	Includes $12 million gain ($8 million after-tax) on the sale of Conectiv Energy’s equity interest in a joint venture which owns a wood burning cogeneration facility.
(i)	Includes $68 million ($41 million after-tax) gain from sale of non-utility land owned by Pepco at Buzzard Point.
(j)	Includes $71 million ($42 million after-tax) gain (net of customer sharing) from settlement of Mirant bankruptcy claims.
(k)	Includes $13 million ($9 million after-tax) related to PCI’s liquidation of a financial investment that was written off in 2001.
(l)	Includes $11 million in income tax expense related to the mixed service cost issue under IRS Revenue Ruling 2005-53.

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